Exhibit 1.1

AMENDMENT TO

EQUITY DISTRIBUTION AGREEMENT

Dated as of March 31, 2015

[Placement Agent Letterhead]

Ladies and Gentlemen:

Reference is hereby made to the Equity Distribution Agreement, dated February 28, 2014 (the “Equity Distribution Agreement”) between Terreno Realty Corporation, a Maryland corporation (the “Company”) and [                    ] (the “Agent”). Capitalized terms used herein and not defined have the respective meanings set forth in the Equity Distribution Agreement.

The Equity Distribution Agreement contemplates the offering and sale of Securities pursuant to the Company’s registration statement on Form S-3 (File No. 333-189561). The Company has filed with the Commission (i) a shelf registration statement on Form S-3 (File No. 333-203030) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on March 26, 2015) and (ii) a prospectus supplement dated March 31, 2015 relating to the Securities and an accompanying prospectus dated March 26, 2015.

The parties hereby agree that, from and after the date hereof, the second paragraph of Section 1 of the Equity Distribution Agreement shall be replaced in its entirety with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-203030), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.”

The parties hereto hereby agree that, from and after the date hereof, the sixth paragraph of Section 5(a)(1) of the Equity Distribution Agreement shall be replaced in its entirety with the following:

“At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.”

The parties hereto hereby agree that, from and after the date hereof, Section 5(a)(7) of the Equity Distribution Agreement shall be replaced in its entirety with the following:

“Description of Securities. The statements set forth in the Prospectus under the captions “Description of Capital Stock”, “Certain Provisions of Maryland Law and of Our Charter and Bylaws”, “Material U.S. Federal Income Tax Considerations” and under the caption “Plan of Distribution”, insofar as they purport to constitute a summary of the terms of the Securities or describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.”

The parties hereto hereby agree that, from and after the date hereof, clause (ix) of Section 8(a) of the Equity Distribution Agreement shall be replaced in its entirety with the following:

“(ix) if Securities having an aggregate offering price of $20,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Equity Distribution Agreements collectively by the twenty-four-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agent incurred by the Agent and the Alternative Placement Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement and pursuant to the Alternative Equity Distribution Agreements in excess of $150,000 in the aggregate.”

The parties hereto hereby agree that, from and after the date hereof, Exhibit D to the Equity Distribution Agreement shall be amended to replace the words “Terreno Airgate LLC” in their entirety with the following:

“Terreno V Street LLC”

The parties hereto further agree that the Equity Distribution Agreement, as amended hereby, shall remain in full force and effect.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

TERRENO REALTY CORPORATION

By
	Name:	Jaime J. Cannon
	Title:	Senior Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

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